UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) May 4, 2011

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

6350 South 3000 East

Salt Lake City, Utah 84121

(Address of principal executive offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

(d)           As previously reported, on May 4, 2011 Overstock.com, Inc. held its 2011 Annual Meeting of Stockholders.  Overstock reported the matters submitted to the stockholders at the Annual Meeting and the results of the voting in a Current Report filed on May 5, 2011 and amended on May 24, 2011.  Such Report is hereby amended pursuant to Item 5.07(d) to report Overstock’s decision in light of the vote as to how frequently Overstock intends to include a stockholder vote on the compensation of executives in its proxy materials.

Consistent with the stockholders’ advisory vote on this matter, Overstock intends to hold future stockholder advisory votes on executive compensation once every three years until the next required vote on the frequency of stockholder votes on executive compensation.

Certain statements contained in this Form 8-K, including all statements other than statements of historical fact, may constitute “forward-looking statements.”   In addition to the uncertainty of all forward-looking information, there are specific risks identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on February 28, 2011, as updated by the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 filed with the SEC on October 27, 2011, that the Company faces that could cause actual results to be materially different from those that may be set forth in or contemplated by any forward-looking statements made by the Company. There also may be additional risks that the Company does not presently know or that it currently believes are immaterial which could also impair its business and results of operations. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ Stephen J. Chesnut
Stephen J. Chesnut
Senior Vice President, Finance and Risk Management
Date:	January 6, 2012